                                                                      Exhibit 21

                          SOUTHERN PERU COPPER CORPORATION

                                    Subsidiaries

                              (More than 50% ownership)

                                                              PERCENTAGE OF
                                                                 VOTING
                                                               SECURITIES
                                                                 OWNED          KEY TO
                                                             OR OTHER BASES      NOTES
              NAME OF COMPANY                                  OF CONTROL        BELOW
              ---------------                                --------------     ------
PARENT: ASARCO Incorporated (New Jersey)
------

Registrant:  Southern Peru Copper Corporation (Delaware)

Southern Peru Limited (Delaware)                                 100.0            (A)
  Fomenta, S.A. (Peru)                                            99.50           (A)
    Pegasus Travels, S.A. (Peru)                                  90.0            (A)
  Logistics Services Incorporated (Delaware)                     100.0            (A)
    LSI-Peru, S.A. (Peru)                                         98.18           (A)
  Global Natural Resources Inc. (Delaware)                       100.0            (C)
  Multimines Corporation (Delaware)                              100.0            (B)
  Multimines Insurance Company, Ltd. (Bermuda)                   100.0            (A)
  Recursos e Inversiones Andinas, S. A. (Peru)                    99.99           (A)
    Compania Minera Los Tolmos, S.A. (Peru)                       98.05           (B)
      Pacific Mining Investments Ltd. (Cayman Islands)           100.0            (C)

(A) Included in financial statements of SPCC and consolidated subsidiaries at December 31, 1996.

(B) Excluded from financial statements of SPCC and consolidated subsidiaries (these companies are not in the aggregate considered significant);

(C) Inactive (having no assets or liabilities or undergoing liquidation);